                                                                   EXHIBIT 10.14

                           ASSET PURCHASE AGREEMENT

                                     Among

                       IVERSON PERENNIAL GARDENS, INC.,

                               RONALD C. IVERSON

                                      and

                           HINES HORTICULTURE, INC.

                                  dated as of

                                August 30, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                                            Page
                                                                                            ----
ARTICLE 1..................................................................................  1
  DEFINITIONS..............................................................................  1
          1.01  Definitions................................................................  1

ARTICLE 2..................................................................................  5
     PURCHASE AND SALE OF ASSETS...........................................................  5
          2.01  Purchase and Sale of Assets................................................  5
          2.02  Limited Assumption of Liabilities..........................................  9
          2.03  Purchase Price............................................................. 12
          2.04  Closing.................................................................... 13
          2.05  Assignment of Contracts.................................................... 13

ARTICLE 3.................................................................................. 13
     CONDITIONS TO CLOSING................................................................. 13
          3.01  Conditions to Buyer's Obligation........................................... 13
          3.02  Conditions to Seller's Obligations......................................... 17

ARTICLE 4.................................................................................. 18

ARTICLE 5.................................................................................. 18
     REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER.............................. 18
          5.01  Organization and Power; Capitalization; Subsidiaries and Investments....... 18
          5.02  Authorization.............................................................. 19
          5.03  No Breach.................................................................. 19
          5.04  Financial Information...................................................... 20
          5.05  Inventories................................................................ 20
          5.06  Notes and Accounts Receivable.............................................. 20
          5.07  Absence of Undisclosed Liabilities......................................... 21
          5.08  No Material Adverse Changes................................................ 21
          5.09  Absence of Certain Developments............................................ 21
          5.10  Title and Condition of Properties.......................................... 24
          5.11  Contracts and Commitments.................................................. 27
          5.12  Proprietary Rights......................................................... 29
          5.13  Product Warranty........................................................... 30
          5.14  Licenses and Permits....................................................... 30

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
          5.15  Litigation and Other Proceedings........................................... 30
          5.16  Compliance with Laws; Certain Operations................................... 30
          5.17  Environmental and Safety Requirements...................................... 31
          5.18  Employees.................................................................. 32
          5.19  Employee Benefit Plans..................................................... 32
          5.20  Insurance.................................................................. 34
          5.21  Tax Matters................................................................ 35
          5.22  Customers.................................................................. 35
          5.23  Suppliers.................................................................. 35
          5.24  Brokerage.................................................................. 35
          5.25  Affiliate Transactions..................................................... 36

ARTICLE 6.................................................................................. 36
     REPRESENTATIONS AND WARRANTIES OF BUYER............................................... 36
          6.01  Organization and Power..................................................... 36
          6.02  Authorization.............................................................. 36
          6.03  No Violation............................................................... 36
          6.04  Governmental Authorities and Consents...................................... 37
          6.05  Litigation................................................................. 37
          6.06  Brokerage.................................................................. 37
          6.07  Closing Date............................................................... 37

ARTICLE 7.................................................................................. 37
     ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING........................................ 37
          7.01  Survival of Representations, Warranties and Covenants...................... 37
          7.02  Liability for Environmental Matters........................................ 37
          7.03  Indemnification............................................................ 38
          7.04  Mutual Assistance and Records.............................................. 41
          7.05  Press Release and Announcements............................................ 42
          7.06  Expenses................................................................... 42
          7.07  Further Transfers.......................................................... 42
          7.08  Non-Competition; Non-Solicitation.......................................... 43
          7.09  Communications............................................................. 44
          7.10  Compliance with Bulk Sales Laws............................................ 44
          7.11  Employees.................................................................. 44

                               TABLE OF CONTENTS
                               -----------------

                                                                                            Page
                                                                                            ----
          7.12  Confidentiality............................................................ 44
          7.13  Taxes; Recording Charges................................................... 44
          7.14  Prairie Haven Agreement.................................................... 45

ARTICLE 8.................................................................................. 45
     MISCELLANEOUS......................................................................... 45
          8.01  Amendment and Waiver....................................................... 45
          8.02  Notices.................................................................... 45
          8.03  Assignment................................................................. 46
          8.04  Severability............................................................... 47
          8.05  No Strict Construction..................................................... 47
          8.06  Captions................................................................... 47
          8.07  No Third Party Beneficiaries............................................... 47
          8.08  Representations and Warranties; Disclosure Schedules....................... 47
          8.09  Complete Agreement......................................................... 47
          8.10  Counterparts............................................................... 47
          8.11  Governing Law.............................................................. 47

                           ASSET PURCHASE AGREEMENT
                           ------------------------



          This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of August
                                               ---------
30, 1996 by and among Iverson Perennial Gardens, Inc., a Delaware corporation

("Seller"), Ronald C. Iverson, the sole shareholder of Seller ("Shareholder"),
--------                                                        -----------
and Hines Horticulture, Inc., a California corporation ("Buyer").
                                                         -----

          On the terms and subject to the conditions set forth in this Agreement, Buyer desires to acquire from Seller and Shareholder, and Seller and Shareholder desire to sell to Buyer, substantially all of the assets and properties of and relating to the green goods production and distribution business conducted by Seller in South Carolina (the "Business"), and Buyer
                                                      --------
desires to assume, and Seller and Shareholder desire to assign and transfer, certain limited liabilities of Seller and Shareholder incurred solely in connection with the Business.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.01 Definitions.  For purposes of this Agreement, the following terms
               -----------
shall have the meanings set forth below:

          "Accounts Receivable" shall mean all accounts receivable, including
           -------------------
without limitation, all trade accounts receivable, notes receivable from customers, vendor credits and accounts receivable from employees and all other obligations from customers with respect to sales of goods, whether or not evidenced by a note.

          "Affiliate" of any particular Person shall mean any other Person
           ---------
controlling, controlled by or under common control with such Person.

          "Affiliated Group" shall mean an affiliated group as defined in
           ----------------
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which Seller is or has been a member.

          "Assumed Liabilities" shall have the meaning set forth in Section
           -------------------
2.02(a).

          "Balance Sheet" shall have the meaning set forth in Section 5.04
           -------------
hereof.

          "Business" shall have the meaning set forth in the preamble hereto.
           --------

          "Buyer Group" shall have the meaning set forth in Section 7.03(a)
           -----------
hereof.

          "Closing" shall have the meaning set forth in Section 2.04 hereof.
           -------

          "Closing Date" shall have the meaning set forth in Section 2.04
           ------------
hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Consulting and Noncompetition Agreement" shall have the meaning set
           ---------------------------------------
forth in Section 3.01(i) hereof.

          "Contracts" shall have the meaning set forth in Section 2.02(a)(i)
           ---------
hereof.

          "Controlled Group" shall have the meaning set forth in Section 5.19(e)
           ----------------
hereof.

          "Employee Pension Plans" shall have the meaning set forth in Section
           ----------------------
5.19(a) hereof.

          "Employee Welfare Plans" shall have the meaning set forth in Section
           ----------------------
5.19(a) hereof.

          "Environmental and Safety Requirements" shall mean all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, agricultural chemicals, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Escrow Account" shall have the meaning set forth in the Escrow
           --------------
Agreement.

          "Escrow Agreement" shall have the meaning set forth in Section 3.01(k)
           ----------------
hereof.

          "Excluded Assets" shall have the meaning set forth in Section 2.01(b)
           ---------------
hereof.

          "Excluded Liabilities" shall have the meaning set forth in Section
           --------------------
2.02(b) hereof.

          "Financial Statements" shall have the meaning set forth in Section
           --------------------
5.04 hereof.

          "Indemnitee" shall have the meaning set forth in Section 7.03(d)
           ----------
hereof.

          "Indemnitor" shall have the meaning set forth in Section 7.03(d)
           ----------
hereof.

          "Iverson/IPG Lease" shall have the meaning set forth in Section
           -----------------
3.01(g)(vii) hereof.

          "Latest Balance Sheet" shall have the meaning set forth in Section
           --------------------
5.04 hereof.

          "Licenses" shall have the meaning set forth in Section 5.14 hereof.
           --------

          "Liens" shall mean any mortgage, pledge, security interest,
           -----
conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind.

          "Losses" shall have the meaning set forth in 7.03(a) hereof.
           ------

          "Material Adverse Effect" shall have the meaning set forth in Section
           -----------------------
4.02(a)(ii) hereof.

          "Material Customer" shall mean any customer of the Business who
           -----------------
accounted for at least $50,000 in total sales during 1995.

          "Multiemployer Plan" shall have the meaning set forth in Section
           ------------------
5.19(a) hereof.

          "Noncompetition Period" shall have the meaning set forth in the
           ---------------------
Consulting and Noncompetition Agreement.

          "Other Plans" shall have the meaning set forth in Section 5.19(a)
           -----------
hereof.

          "PBGC" shall mean the Pension Benefit Gauranty Corporation.
           ----

          "Permitted Encumbrances" shall mean (i) minor imperfections of title,
           ----------------------
if any, none of which materially detracts from the value or impairs the use of any such asset subject thereto,

(ii) lessor's, materialmen's, mechanics', warehousemen's, carriers', repairmen's or other like liens arising in the ordinary course of business for amounts not yet due and which are not individually or in the aggregate material to the Business or the Purchased Assets, (iii) liens for current taxes, assessments or other governmental charges not yet due, (iv) statutory liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, and similar obligations which are not yet delinquent and (v) liens or encumbrances created by Buyer.

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
joint venture, trust, unincorporated association, limited liability company, corporation, or governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

          "Plan" shall have the meaning set forth in Section 5.19 hereof.
           ----

          "Products" shall have the meaning set forth in Section 7.08 hereof.
           --------

          "Proprietary Rights" shall have the meaning set forth in Section
           ------------------
2.01(a)(x) hereof.

          "Purchase Price" shall have the meaning set forth in Section 2.03
           --------------
hereof.

          "Purchased Assets" shall have the meaning set forth in Section 2.01(a)
           ----------------
hereof.

          "Real Property" shall have the meaning set forth in Section 5.10(b)
           -------------
hereof.

          "Returned Assumed Liabilities" shall have the meaning set forth in
           ----------------------------
Section 7.03(f) hereof.

          "Seller's Knowledge" shall mean to the actual knowledge of Shareholder
           ------------------
or Sam Rizzi after due inquiry and reasonable investigation. "Seller's
                                                              --------
Knowledge" shall be deemed to exclude implied, imputed, constructive or any other type of knowledge.

          "Survey" shall have the meaning set forth in Section 3.01(g)(vi)
           ------
hereof.

          "Survival Date" shall have the meaning set forth in Section 7.03(a)
           -------------
hereof.

          "Tax" shall mean any federal, state, local or foreign income, gross
           ---
receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "Temporary Lien" shall mean a vendor's perfected, unrecorded,
           --------------
temporary purchase money security interest created pursuant to Article 9 of the Uniform Commercial Code as enacted in the State of South Carolina.

          "Unpaid Loss" shall have the meaning set forth in Section 7.03(f)
           -----------
hereof.


                                   ARTICLE 2

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          2.01 Purchase and Sale of Assets.
               ---------------------------

          (a)  Purchased Assets.  On the terms and subject to the conditions
               ----------------
contained in this Agreement, on the Closing Date, Buyer shall purchase from Seller or Shareholder, and Seller or Shareholder shall sell, convey, assign, transfer and deliver to Buyer, free and clear of all Liens (except for the Permitted Encumbrances and the Assumed Liabilities) by appropriate special warranty deeds, bills of sale, assignments and other instruments reasonably satisfactory to Buyer and its counsel, all assets, properties, rights, titles and interests of every kind and nature owned or leased by Seller or Shareholder (including indirect and other forms of beneficial ownership) as of the Closing Date, which are used in or otherwise associated with the Business (including, without limitation, all assets located on the premises of the Business), whether tangible, intangible, real or personal and wherever located and by whomever possessed, including, without limitation, all of the following assets used in or otherwise associated with the Business, but excluding all Excluded Assets (collectively, the "Purchased Assets"):
                    ----------------

          (i)  all Accounts Receivable;

         (ii)  all prepayments and prepaid expenses;

        (iii) all interests in real estate (including, without limitation, land, buildings, fixtures, fittings and improvements thereon, and easements, licenses, rights of way, permits, and the other appurtenants thereto, including appurtenant rights in and to public streets, whether or not vacated), whether owned in fee, leased (except as set forth in Section 2.01(b)), subleased or otherwise owned by Seller or Shareholder and used in connection with the operation of the Business;

         (iv) all inventory, raw materials, manufactured and purchased parts, work-in-process, finished goods, supplies and packaging materials, and all growing stock and Day Lilly clumps located at Seller's Illinois facilities or in transit to Seller's South Carolina facilities;

          (v) all fixed assets, including all machinery, equipment, tools, dies, jigs, molds, patterns, furniture, automobiles, trucks, tractors, trailers and other vehicles, spare parts and supplies, computers and all related equipment, telephones and all related equipment and all other tangible personal property;

         (vi)  all rights existing under supply and distribution agreements and arrangements, sales and purchase agreements and orders, under all Contracts, agreements and arrangements entered into in the ordinary course of business in a manner consistent with past custom and practice including, without limitation, those listed on the attached "Contracts Schedule" and
                                                       ------------------
     the attached "Leases Schedule";
                   ---------------

        (vii) all distribution systems and networks (including, without limitation, all rights to employ sales representatives) and all rights to hire employees;

       (viii) all lists and records pertaining to customers (whether past or current), suppliers, distributors, personnel and agents and all other books, ledgers, files, documents, correspondence, computer programs, studies, reports, creative and advertising materials, business records and all other printed or written material of every kind and nature;

         (ix) all claims, deposits, prepayments (including, without limitation, payments received for goods not yet delivered by Seller), warranties, guarantees, refunds, causes of action, rights of recovery, rights with respect to cash advances or other loans to employees, rights of set-off and rights of recoupment of every kind and nature, other than those relating exclusively to Excluded Assets or Excluded Liabilities;

          (x) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; all license agreements and sublicense agreements to and from third parties relating to any of the foregoing; all other proprietary rights (including, without limitation, all computer software and documentation); and all copies and tangible embodiments of the foregoing (in whatever form or medium) (all of the foregoing (other than items constituting Excluded Assets) are referred to herein as the "Proprietary Rights"); all income, royalties, damages and
                    -------------------
     payments due at Closing or thereafter with respect to the Proprietary Rights and all other rights thereunder including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof; all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in the United States of America;

         (xi) all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and similar rights obtained from governments and governmental agencies, including, without limitation, those listed on the attached "Licenses Schedule" and all data and records
                             -----------------
     pertaining thereto;

        (xii) all trademarks, service marks, trade names, trade dress, logos and corporate names and all goodwill associated therewith;

       (xiii) all goodwill as a going concern and associated with the Business and the Purchased Assets;

        (xiv) all insurance, warranty and condemnation proceeds received after the Closing Date with respect to damage, non-conformance of or loss to the Purchased Assets;

         (xv) all rights to receive mail and other communications addressed to Seller and relating to the Business or the Purchased Assets including, without limitation, Accounts Receivable payments; and

        (xvi) all books, records, ledgers, files, documents, correspondence, lists, studies and reports and other printed or written materials, except as set forth in Section 2.01(b) (v) hereof.

          (b)  Excluded Assets.  Notwithstanding the foregoing, the following
               ---------------
assets are expressly excluded from the purchase and sale contemplated hereby (the "Excluded Assets") and, as such, are not included in the Purchased Assets:
      ---------------

          (i) Seller's rights under or pursuant to this Agreement and the other agreements contemplated hereby;

         (ii)  all cash and cash equivalents;

        (iii) amounts due to Seller from Shareholder in an amount not to exceed $17,211.19;

         (iv) all prepayments, deposits, claims, rights of action, refunds, reimbursements or other recoveries with respect to any Excluded Asset, Excluded Liability or income tax paid by Shareholder;

          (v) Seller's general ledger, accounting records, tax records, minute books and corporate seal; provided that Buyer shall be given copies of the general ledger, accounting records and tax records as such documents exist as of the Closing Date;

         (vi) any life insurance on Shareholder, including the cash surrender value thereon;

        (vii) all claims and rights of recovery with respect to that certain lawsuit entitled Iverson's Perennial Gardens, Inc. v. Logistics Edge, Inc.
                      ---------------------------------------------------------
     and Timothy Wendt;
     -----------------

       (viii) any right to receive mail and other communications addressed to any Seller relating exclusively to the Excluded Assets or the Excluded Liabilities;

         (ix) all contracts, agreements and arrangements and all leases and subleases of Seller not entered into in the ordinary course of business or in accordance with the past custom and practice of the Business, including without limitation, those which are expressly specified to be not assumed by the Buyer on the "Contracts Schedule" or the "Leases Schedule;"
                          ------------------          ---------------

          (x) any assets relating to any program, Plan, policy or arrangement (whether or not terminated) (A) which is or has been maintained, established, or offered by Seller, (B) to which Seller contributes or has contributed, (C) to which Seller has or has had any obligation to contribute or (D) to which any Seller has or has had any liability or potential liability and under which current or former employees, retirees, individual contractors (or their spouses, dependents or other beneficiaries) may receive benefits or have received benefits, including but not limited to any Plan;

          (xi) any assets and property located at Seller's Illinois facilities, including the proceeds from the sale of such assets (other than the growing stock and Day Lilly clumps, wherever located), and the receivables due to Seller or Shareholder arising exclusively from the sale of Seller's retail nursery located in Illinois to Prairie Haven, Ltd.;

          (xii) the three bedroom house located across the street from Seller's main office in South Carolina;

          (xiii) the personal art collection of Shareholder located in Seller's main office in South Carolina;

          (xiv)  Seller's van used primarily by Shareholder; and

          (xv) Seller's seed germination equipment to the extent such equipment is not used by Seller in connection with the operation of the Business.

          2.02   Limited Assumption of Liabilities.
                 ---------------------------------

          (a)    Limited Assumed Liabilities.  On the terms and subject to
                 ---------------------------
the conditions specified in this Agreement, from and after the Closing Date, Buyer will not assume or in any way be responsible for any liabilities or obligations of Seller or Shareholder or any other liabilities or obligations whatsoever related to the operation of the Business or condition of the Purchased Assets at any time prior to the Closing Date, except as specifically provided below. Except as specifically provided in this Section 2.02(a), and notwithstanding any disclosure made by Seller or Shareholder in Article 5 hereof, Buyer shall not assume any liability or obligation relating to or arising out of or as result of (1) any transaction, status, event, condition, occurrence, situation, charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand existing, occurring or arising on or prior to the Closing Date, whether arising through any action or failure to act by Seller, its officers, directors, employees or agents or the Shareholder, or otherwise or
(2) any violation of law, breach of contract, fraud, breach of warranty, tort or infringement occurring on or prior to the Closing Date. To the extent such liability or obligation is not an Excluded Liability (as defined below) or arise as a result of a breach of any representation, warranty or covenant of Seller or Shareholder, Buyer will be responsible for all liabilities and obligations arising after the Closing Date resulting solely from Buyer's operation of the Business and ownership of the Purchased Assets. Subject to the provisions of
Section 7.03(f) hereof, from and after the Closing Date, Buyer will assume and agree to pay, defend, discharge and perform as and when due only the following specific liabilities and obligations of (i) Seller that relate exclusively to the Business or (ii) Shareholder that relate exclusively to the assets being purchased from Shareholder pursuant to Sections 2.01(a)(iii) and 2.01(a)(x) (collectively, the "Assumed Liabilities"):
                    -------------------

          (i) liabilities and obligations to the extent arising after the Closing Date pursuant to all contracts, leases, licences, instruments, arrangements, purchase orders or other agreements entered into in the ordinary course of business in a manner consistent with past custom and practice including, without limitation, those contracts and leases which are set forth on the "Contracts Schedule" or the "Leases Schedule"
                           ------------------          ---------------
     (collectively, the "Contracts");
                         ---------

          (ii) liabilities resulting from express product warranties given by Seller in the ordinary course of business in a manner consistent with past custom and practice including, without limitation, those product warranties set forth on the "Assumed Product Warranties Schedule;"
                       -----------------------------------

          (iii) liabilities to former employees of Seller, other than Shareholder, for unused 1996 vacation days to the extent specifically described on and for the number of days set forth on the "Assumed
                                                               -------
     Liabilities Schedule," which schedule shall be true and complete as of a
     --------------------
     date not prior to July 31, 1996, plus liabilities to such employees for unused vacation days accrued by Seller in the ordinary course of business in a manner consistent with past custom and practice after the date of such schedule through and including the Closing Date, and excluding any liability or obligation of Seller to its employees for payment in cash for accrued vacation days in lieu of time off;

          (iv) liabilities and obligations for all accounts payable and accrued expenses related exclusively to the removal and transfer of growing stock and Day Lilly clumps from the Seller's Illinois facilities to the Seller's South Carolina facilities; and

          (v) liabilities and obligations, whether arising under any Contract or otherwise, for all accounts payable and accrued expenses related exclusively to the Business and incurred by Seller or Shareholder in the ordinary course of business in a manner consistent with past custom and practice including, without limitation, all accounts payable and accrued expenses specifically described on and in the amounts set forth on the "Assumed Liabilities Schedule."
     -----------------------------

          (b)   Excluded Liabilities.  Notwithstanding anything to the contrary
                --------------------
contained in this Agreement and regardless of whether such liability is disclosed herein or on any schedule hereto, Buyer will not assume or be liable for any of Seller's debts, liabilities or obligations of any nature whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due, and whether arising out of, related to or associated with the Business, the Purchased Assets or otherwise, and regardless of when or by whom incurred, other than the Assumed Liabilities, including, without limitation, the following liabilities and obligations of Seller (the "Excluded Liabilities"):
                            --------------------

          (i) liabilities or obligations for any contracts, agreements, leases or other arrangements, accounts payable, accrued liabilities or other short-term liabilities other than those described in Section 2.02(a) hereof, or any contingent liabilities;

          (ii) liabilities or obligations with respect to all Taxes (other than those included in Section 2.02(a)(v) hereof), including without limitation, all income taxes of Seller and Shareholder relating to the ownership or operation of the Business and/or the Purchased Assets on or prior to the Closing Date and all Taxes arising out of or relating to any of the transactions contemplated hereby;

          (iii) liabilities or obligations of Seller or Shareholder for costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby (except to the extent set forth in Section 7.06 hereof);

          (iv) liabilities or obligations of Seller under this Agreement or the agreements contemplated hereby;

          (v) liabilities or obligations arising out of, resulting from or relating to the Excluded Assets;

          (vi) liabilities or obligations arising out of the business of Seller conducted in Illinois including, without limitation, all accounts payable relating thereto (other than those included in Section 2.02(a)(iv) above) and set forth on the Excluded Accounts Payable Schedule;

          (vii) liabilities or obligations of Seller for indebtedness for borrowed money or any capitalized leases;

          (viii) liabilities or obligations of Seller arising out of or related to the same facts or circumstances as those which gave rise to that certain lawsuit entitled Iverson's Perennial Gardens, Inc. v. Logistics Edge, Inc.
                      ---------------------------------------------------------
     and Timothy Wendt, including, without limitation, any liability or
     -----------------
     obligation of Seller to Logistics Edge, Inc. or Timothy Wendt;

          (ix) liabilities or obligations for any claims (whenever made) or proceedings arising out of, relating to, resulting from or caused by any products delivered and sold by Seller or any of its Affiliates with respect to the Business (or any predecessor) at any time on or prior to the Closing Date (except to the extent set forth in Section 2.02(a));

          (x) liabilities or obligations for any claims (whenever made) arising out of, relating to, resulting from or caused by any transaction, event or occurrence existing, arising or occurring (A) in connection with the ownership or operation of the Business and/or the

     Purchased Assets on or prior to the Closing Date or (B) in connection with Seller's or any of its Affiliates' businesses or activities at any time prior to or on or after the Closing Date (except to the extent set forth in Section 2.02(a));

          (xi) liabilities or obligations for any claims (whenever made) arising out of or relating to any claims by employees or former employees or independent contractors (including dependents, spouses and other beneficiaries) of Seller, its subsidiaries or Plan Affiliates (or any predecessors) for (a) medical costs and expenses incurred as a result of claims made or injuries occurring on or prior to the Closing Date including, without limitation, any claims, costs or expenses relating to or arising under any Plan, if any (including any claims, costs or expenses related to continuation coverage as set forth in Section 601 of ERISA provided to any former employee or dependent thereof as of or prior to the Closing Date, other than accounts payable or accrued expenses existing as of the Closing Date, but excluding any accounts payable or accrued expenses arising on or after the Closing Date), and (b) costs, expenses and other liabilities under any workers compensation laws, regulations, requirements or programs to the extent related to any claim arising from or alleged to arise from or in connection with any fact, event, claim, injury or condition existing on or prior to the Closing Date; (Notwithstanding the foregoing, Seller will continue to perform the administrative functions of processing after the Closing such medical and workers compensation claims contemplated hereby. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.);

          (xii) with respect to all current and former employees, independent contractors, their spouses, dependents and beneficiaries, all obligations, duties, contributions and liabilities relating to any claims for severance pay, vacation pay, accrued vacation pay, death, disability or other welfare or fringe benefits, including, without limitation, any benefit offered or available under any Employee Welfare Plan, payable as a result of facts, actions or conditions existing on or prior to the Closing Date or which are provided to any person who is not an active employee (or a dependent thereof) of Seller, its subsidiaries or any Plan Affiliate on or immediately prior to the Closing Date, except as provided in Section 2.02(a) hereof;

          (xiii) any liabilities or obligations (including but not limited to any claim of any governmental agency, any trustee, any fiduciary, any plan administrator, any person dealing with any Plan, any employee or any beneficiary and without regard to whether such liability or obligation arises prior to or after the Closing Date or results from an event, prior to or after the Closing Date) which relate to (A) program, plan, policy or arrangement (whether or not terminated) (i) which is or has been maintained, established, or offered by Seller, (ii) to which Seller contributes or has contributed; (iii) to which Seller has or has had any obligation to contribute; or (iv) to which Seller has or has had any liability or potential liability and under which current or former employees, retirees, individual contractors (or their spouses, dependents or other beneficiaries) may receive benefits or have received benefits, including but not limited to any Plan; (B) any Tax, penalty, assessment, fine or other liability relating to any such program, plan, policy, or Plan, which may result as a violation of law, including any violation of the Code, ERISA or any proposed, temporary or final regulation thereunder or (C) any liability, including any potential or actual liability, relating to any failure to comply with the requirements of the Code and/or ERISA; or

          (xiv) any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or obligations (whether investigatory, corrective, remedial or otherwise) arising under any Environmental and Safety Requirements with respect to the operation of the Business or condition of the Purchased Assets prior to the Closing Date, whether or not set forth on any schedule to this Agreement or otherwise disclosed to or known by Buyer prior to the date hereof (including without limitation any liability for attorney and consultant fees, personal injury, property damage, onsite or offsite cleanup costs or damage to natural resources).

          2.03   Purchase Price.  Subject to the conditions contained in this
                 --------------
Agreement, the total consideration to be delivered at the Closing by Buyer for the Purchased Assets (the "Purchase Price") shall be (i) $1,000,000 payable by
                           --------------
wire transfer of immediately available funds to the Escrow Account, (ii) payment by wire transfer of immediately available funds of amounts directed and authorized by Seller and Shareholder in the "Payment Authorization Letter" attached hereto as Exhibit F, (iii) payment by wire transfer of immediately
                   ---------
available funds of amounts due under certain mortgages on real property being purchased by Buyer from Shareholder hereunder in the amounts and to the parties as set forth on the "Mortgage Payoff Schedule" attached hereto, (iv) $9,045,000 minus the sum of amounts paid under clause (ii) and (iii) above, payable by wire transfer of immediately available funds to an account designated by Seller and
(v) the assumption by Buyer of the Assumed Liabilities.

          2.04  Closing. Subject to the satisfaction or waiver of the conditions
                -------
contained in this Agreement, the closing of the transactions contemplated by Sections 2.01, 2.02 an 2.03 hereof (the "Closing") will occur at the offices of
                                         -------
Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, at 10 a.m. on August 30, 1996 or at such other time and on such other date as the parties hereto mutually agree (the "Closing Date").
                            ------------

          2.05   Assignment of Contracts.  Seller shall obtain all consents and
                 -----------------------
approvals necessary to assign to Buyer any Contract, permit or other asset of Seller that is included in the Purchased Assets. To the extent that the assignment hereunder by Seller to Buyer of any Contract is not permitted or is not permitted without the consent of any other party to the Contract, this

Agreement shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Buyer shall assume no obligations or liabilities thereunder. Seller shall advise Buyer promptly in writing with respect to any Contract under which it knows or has reason to believe it will not receive the required consent. Seller shall take all actions requested by Buyer and cooperate with Buyer to obtain such consent or any new Contract (if necessary) on substantially similar terms and conditions as those under the existing Contracts. Without in any way limiting Seller's obligations to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Contracts and the Purchased Assets to Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall continue to use its reasonable best efforts to obtain such consents and shall cooperate with Buyer in any arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under the Contracts.


                                   ARTICLE 3

                             CONDITIONS TO CLOSING
                             ---------------------

          3.01 Conditions to Buyer's Obligation.  Except as otherwise expressly
               --------------------------------
provided in this Agreement, the obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article 5 hereof will be true and correct at and as of the Closing Date;

          (b) Seller will have performed all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) there will have been no material adverse change in the assets, liabilities, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of Seller, and Seller will not have lost any Material Customer (or any material portion of any Material Customer's business), since January 1, 1996;

          (d) all consents and approvals by governmental agencies that are necessary or (in the opinion of Buyer) desirable for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby or by third parties that are required in order to prevent a breach of, or a default under or a termination or modification of, any instrument, contract, lease or other agreement to which Seller is a party or to which the Purchased Assets is subject and releases of all Liens on the Purchased Assets (other than the Assumed Liabilities) will have been obtained on terms and conditions no less favorable to Buyer than they are to Seller;

          (e) all licenses, permits and authorizations that are required to own and operate the Purchased Assets and to carry on the Business as now conducted will have been transferred to or obtained (or, if not required at Closing, applied for) by Buyer on terms and conditions no less favorable to Buyer than they are to Seller;

          (f) no suit, action or proceeding before any court, arbitrator or government body will be pending or threatened which, in the judgment of Buyer, made in good faith upon advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement;

          (g) on the Closing Date, Seller will have delivered to Buyer at Seller's expense (unless otherwise specifically provided herein) each of the following:

           (i) a certificate from an officer of Seller in the form set forth as Exhibit A attached hereto, dated the Closing Date, stating that the
        ---------
     preconditions specified in subsections (a) through (f) hereof, inclusive, have been satisfied;

           (ii) certified copies of the resolutions duly adopted by Seller's board of directors and shareholders unanimously authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all other transactions contemplated hereby and thereby;

           (iii) copies of all necessary governmental and third party consents, approvals, releases and filings required in order for Seller to effect the transactions contemplated by this Agreement and the other agreements contemplated hereby;

           (iv) such instruments of sale, transfer, assignment, conveyance and delivery (including, without limitation, a special warranty deed for Shareholder's real property subject only to the Permitted Encumbrances, and all vehicle titles), in form and substance satisfactory to counsel for Buyer, as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all Liens (other than Temporary Liens on inventory and the Permitted Encumbrances);

           (v) the following title insurance commitments, policies and endorsements:

                    (A) With respect to each parcel of owned real property listed on the "Owned Real Property Schedule" and included in the
                         ----------------------------
          Purchased Assets, an ALTA Form B - 1970 Owner's Policy of Title Insurance (or equivalent policy acceptable to Buyer if the Owner Real Property is located in a state in which an ALTA Form B - 1970 Owner's Policy of Title Insurance is not available) issued by a title insurer reasonably satisfactory to Buyer, in an amount equal to the value of each such parcel of owned real property (including all improvements located thereon) set forth on the "Allocation Schedule" attached
                                             -------------------
          hereto, insuring title to such owned real property to be in Buyer as of the Closing, subject only to the Permitted Encumbrances.

                    (B) Each title insurance policy delivered under Section 3.01(g)(v)(A) above shall (1) insure title to the real property subject thereto and all recorded easements benefitting such real property, (2) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (3) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (4) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey (as defined in Subsection 3.01(g)(vi) below) delivered with respect to such real property, (5) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (6) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another,
          (7) a tax parcel number endorsement and (8) such other endorsements as Buyer or Buyer's lender may reasonably request. Shareholder shall be responsible for and shall pay all of the costs and expenses incurred in connection with the delivery and procurement of the title policies required under this Section 3.01(g)(v).

                    (C) Such further affidavits, agreements and assurances reasonably required by the title insurer in order to facilitate Buyer's efforts and ability to obtain the ALTA Owner's Policies of Title Insurance identified in this Section 3.01(g)(v).

          (vi)  With respect to each parcel of owned real property listed on the "Owned Real Property Schedule" and included in the Purchased Assets, an
          ----------------------------
     update of those certain surveys of owned real property prepared by C. Ashley Abel, dated November 25, 1994 and December 29, 1994, respectively, and certified to Buyer, the title insurer, any third party lending institution designated by Buyer and any other party reasonably designated by Buyer, prepared by such surveyor and conforming to current Minimum Standards Manual for the Practice of Land Surveying for South Carolina (the "Survey"). The Survey shall not disclose any survey defect or encroachment
      ------
     from or onto the real property subject to such Survey which is material to the Business or the Purchased Assets. Shareholder shall be responsible for and shall pay all of the costs and expenses incurred in connection with the delivery and procurement of the Surveys required under this Section 3.01(g)(vi).

          (vii) A termination of that certain unrecorded lease agreement between Shareholder, as landlord, and Seller, as tenant, for the owned real property (the "Iverson/IPG Lease") in form and substance reasonably
                    -----------------
     satisfactory to Buyer and Buyer's lenders.

          (viii) An assignment of lease for each of the Leases set forth in the Leases Schedule, in form and substance reasonably satisfactory to Buyer.

          (ix) Such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby.

          (h) Seller shall not have lost any of its sales representatives or any of its employees who, in the opinion of Buyer, constitute key employees;

          (i) Shareholder and Buyer will have entered into a consulting, confidentiality and noncompetition agreement in the form of Exhibit B attached
                                                            ---------
hereto (the "Consulting and Noncompetition Agreement"), and the Consulting and
             ---------------------------------------
Noncompetition Agreement will not have been amended or modified and will be in full force and effect as of the Closing;

          (j) Buyer will have received from Seller's counsel, Rudnick & Wolfe, an opinion with respect to the matters set forth in Exhibit C attached
                                                           ---------
hereto, addressed to Buyer and dated the Closing Date, in form and substance reasonably satisfactory to Buyer;

          (k) Seller, Shareholder and Buyer will have entered into an Escrow Agreement in the form of Exhibit D attached hereto (the "Escrow Agreement"), and
                         ---------                       ----------------
the Escrow Agreement will not have been amended or modified and will be in full force and effect as of the Closing;

          (l) Seller, Shareholder and Buyer will have entered into an Access License Agreement in the form of Exhibit E attached hereto (the "Access License
                                 ---------                       --------------
Agreement"), and the Access License will not have been amended or modified and
---------
will be in full force and effect as of the Closing; and

          (m) all proceedings to be taken by Seller in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Buyer will be reasonably satisfactory in form and substance to Buyer and its counsel.

Any conditions specified in this Section 3.01 may be waived by Buyer; provided, that no such waiver will be effective unless it is set forth in a writing executed by Buyer.

          3.02   Conditions to Seller's Obligations.  Except as otherwise
                 ----------------------------------
expressly provided herein, the obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article 6 hereof will be true and correct in all material respects at and as of the Closing Date;

          (b) Buyer will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) all consents and approvals by governmental agencies that are required for the consummation of the transactions contemplated hereby by Seller or Shareholder or the other agreements contemplated hereby will have been obtained on terms and conditions reasonably satisfactory to Seller;

          (d) no suit, action or proceeding before any court, arbitrator or government body will be pending or threatened which, in the judgment of Seller, made in good faith and upon advice of counsel, makes it inadvisable or undesirable for Seller to consummate the transactions contemplated by this Agreement;

          (e) Buyer and Shareholder will have entered into the Consulting and Noncompetition Agreement, and the Consulting and Noncompetition Agreement will not have been amended or modified and will be in full force and effect as of the Closing;

          (f) Seller, Shareholder and Buyer will have entered into the Escrow Agreement, and the Escrow Agreement will not have been amended or modified and will be in full force and effect as of the Closing; and

          (g) Seller, Shareholder and Buyer will have entered into the Access License Agreement, and the Access License Agreement will not have been amended or modified and will be in full force and effect as of the Closing; and

          (h) all proceedings to be taken by Buyer in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Seller will be reasonably satisfactory in form and substance to Seller and its counsel.

Any condition specified in this Section 3.02 may be waived by Seller; provided, that no such waiver will be effective against Seller unless it is set forth in a writing executed by Seller.

                                   ARTICLE 4

                            [INTENTIONALLY OMITTED]


                                   ARTICLE 5

           REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER
           ---------------------------------------------------------

          As an inducement to Buyer to enter into this Agreement, each of Seller and Shareholder hereby jointly and severally represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date:

          5.01  Organization and Power; Capitalization; Subsidiaries and
                --------------------------------------------------------
Investments.  Seller is a corporation duly organized, validly existing and in
-----------
good standing under the laws of Delaware. Seller is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership of properties or conduct of business requires Seller to be so qualified, except for jurisdictions where the failure to be so qualified will not have a material adverse effect on Seller's ability to perform its obligations hereunder. Seller has all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate the Purchased Assets and to carry on the Business as now conducted and as presently proposed to be conducted. Seller has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder, subject to the consents and approvals required to be obtained and listed on the attached "Restrictions
                                                                  ------------
Schedule," all of which shall have been obtained at or prior to the Closing.
--------
The attached "Capitalization Schedule" accurately sets forth the authorized and
              -----------------------
outstanding capital stock of Seller and the name and number of shares of capital stock held by each stockholder of Seller. Seller does not own or control (directly or indirectly) any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other Person. The certificate of incorporation and bylaws of Seller that have previously been furnished to Buyer reflect all amendments thereto and are correct and complete in all material respects.

          5.02  Authorization. The execution, delivery and performance by Seller
                -------------
and Shareholder of this Agreement, the other agreements contemplated hereby and the transactions contemplated hereby and thereby have been duly and validly authorized by Seller and Shareholder and no other corporate act or proceeding on the part of Seller, its Board of Directors or its stockholders is necessary to authorize the execution, delivery or performance by Seller of this Agreement or any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. All of the shareholders of Seller have approved and consented in writing to the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Seller and Shareholder and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Seller and/or Shareholder, as appropriate, will each constitute a valid and binding obligation of Seller and/or Shareholder, as appropriate, enforceable against in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally or general equitable principles.

          5.03  No Breach.  Except as set forth on the attached "Restrictions
                ---------                                        ------------
Schedule," the execution, delivery and performance by Seller of this Agreement
--------
and the other agreements contem plated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with, result in any breach of, constitute a default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, Seller's certificate of incorporation or bylaws, or any contract, agreement, indenture, mortgage, loan agreement, lease, sublease, license, sublicense, franchise, permit, indenture, mortgage, obligation or instrument to which Seller is a party or by which it is bound or affected or to which any of the Purchased Assets is bound or affected, (b) result in the creation or imposition of any lien, security interest, charge, restriction or encumbrance upon any of the Purchased Assets,
(c) require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other person or entity under, the provisions of any law, statute, rule, regulation, judgment, order or decree or any contract, agreement, lease, sublease, license, franchise, permit, indenture, mortgage, obligation or instrument to which Seller is subject, bound or affected or to which the Purchased Assets are bound or affected or (d) violate or require any consent or notice under law, statute, regulation, rule, judgment, decree, order, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Seller or any of the Purchased Assets is subject, bound or affected. Except as set forth on the Restrictions Schedule, no permit, consent, approval or authorization of, declaration to or filing with, or notice to, any governmental authority or any third party is required in connection with the execution, delivery and performance by Seller of this Agreement or the other agreements contemplated hereby, or the consummation by Seller of any other transactions contemplated hereby or thereby.

          5.04  Financial Information.  The attached "Financial Statement
                ---------------------                 -------------------
Schedule" contains the following financial statements (the "Financial
--------                                                    ---------
Statements"):

          (a) the audited balance sheet of Seller as of December 31, 1995 (the

"Balance Sheet") and the related reviewed statements of income, changes in
--------------
stockholders' equity and cash flow for the twelve-month period then ended; and

          (b) the unaudited balance sheet of Seller as of June 30, 1996 (the "Latest Balance Sheet"), and the related unaudited statements of income, changes
---------------------
in stockholders' equity and cash flow for the six-month periods then ended.

Each of the foregoing Financial Statements (including in all cases the notes thereto, if any) is consistent with the books and records of Seller (which are true, accurate and complete in all material respects) and presents fairly in all material respects the financial condition and results of operations of Seller in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (unless otherwise noted in the footnotes thereto or in the accompanying letter from Seller's independent public accountants); provided, however, that the interim Financial Statements are subject to normal year end adjustments (which, individually or in the aggregate, will not be material) and lack footnotes and other presentation items.

          5.05 Inventories.  The inventories of Seller (a) are properly
               -----------
reflected on Seller's books and records in accordance with generally accepted accounting principles consistently applied at the lower of cost or market on a first-in, first-out basis and (b) are not obsolete or damaged. All of the inventories of Seller (other than inventory in transit) are located on its premises in South Carolina or in Illinois.

          5.06 Notes and Accounts Receivable.  All Accounts Receivable (a) are
               -----------------------------
valid receivables incurred in the ordinary course of business, (b) are properly reflected on Seller's books and records in accordance with generally accepted accounting principles consistently applied, (c) are not and will not be subject to any valid counterclaim, deduction, credit, set-off or other offset, and (d) are current and as of the Closing Date are collectible within a commercially reasonable period of time at full face amounts without offset, subject to a reserve for bad debts established in a manner consistent with the reserve for bad debts reflected on the Balance Sheet, and not varying therefrom in any material respect, and further subject to customary discounts and adjustments, which shall not be material either individually or in the aggregate. The attached "Accounts Receivable Schedule" contains a true and complete list of all
          ----------------------------
Accounts Receivable of Seller as of the effective date of such schedule, relating to or arising out of the Business.

          5.07 Absence of Undisclosed Liabilities.  With respect to the Business
               ----------------------------------
or the Purchased Assets, to Seller's Knowledge, Seller has no debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any transaction, series of transactions, action or inaction at or prior to the Closing, or any state of facts or condition existing at or prior to the Closing (regardless of when any such liability or obligation is asserted), including, without limitation, Taxes with respect to or based upon transactions or events occurring on or before the Closing, except (a) material liabilities and obligations under agreements, contracts, leases or commitments described on the Leases Schedule or the Contracts Schedule (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand), (b) liabilities and obligations to the extent specifically reflected and reserved against on the Latest Balance Sheet, (c) liabilities and obligations expressly described on the attached "Undisclosed Liabilities Schedule" and (d) liabilities and obligations
          --------------------------------
of Seller as provided in Section 2.02(a) hereof and incurred in the ordinary course of business since the date of the Latest Balance Sheet.

          5.08 No Material Adverse Changes.  Except as set forth on the attached
               ---------------------------
"Developments Schedule," since the date of the Latest Balance Sheet, there has
 ---------------------
been no material adverse change in the assets, liabilities, condition (financial or otherwise), operating results, or employee or supplier relations of Seller and to Seller's Knowledge Seller has not lost any Material Customer (or any material portion of any Material Customer's business).

          5.09 Absence of Certain Developments.  Except as set forth in the
               -------------------------------
Developments Schedule attached hereto:
---------------------

          (a) Since the date of the Latest Balance Sheet, except as otherwise expressly provided herein, Seller has:

          (i) conducted the Business only in the usual and ordinary course of business in accordance with past custom and practice (including placing purchase orders only for reasonable quantities and at reasonable prices and accepting customer orders only for reasonable quantities on reasonable terms and at rates and in amounts consistent with past custom and practice);

         (ii) used reasonable best efforts to keep in full force and effect its present business organization and the Business;

        (iii) used reasonable efforts to (A) retain the employees of the Business who are performing satisfactorily, (B) preserve the present business relationships with all customers and all material suppliers and distributors of the Business, to the extent such relationships are beneficial to the Business, (C) preserve the goodwill of the Business and
     (D) promote the smooth transition of such customers, suppliers and distributors from Seller to Buyer;

         (iv) maintained all of the material Purchased Assets in good repair, order and condition, except for ordinary wear and tear not caused by neglect, and maintained insurance reasonably comparable to that in effect on the date of the Latest Balance Sheet; and

          (v) conducted the cash management customs and practices of the Business (including the collection of receivables and payment of payables and maintenance of inventory control and pricing and credit practices) in the usual and ordinary course of business in accordance with past custom and practice, or as of the Closing Date failed to pay any account payable on or prior to the date on which such payment was first due, notwithstanding any extension or waiver.

          (b) Since the date of the Latest Balance Sheet, except as otherwise provided herein, Seller has not, with respect to the Business:

          (i) incurred any liability other than in the ordinary course of business consistent with past custom and practice;

         (ii) entered into any transaction, arrangement or contract (including, without limitation, any transfer of the Purchased Assets or placing a Lien on any of the Purchased Assets) except on an arm's-length basis in the ordinary course of business consistent with past custom and practice;

        (iii) entered into any transaction, arrangement or contract with any officer, director, partner, stockholder or other insider or Affiliate of Seller including, without limitation, any sale, transfer, assignment or conveyance of inventory;

         (iv) instituted any material change in the conduct of Business or any change in its method of purchase, sale, lease, management, marketing, operation or accounting;

          (v) made any purchases for the Business other than in the ordinary course of business consistent with past custom and practice;

         (vi) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practice, or canceled, compromised, waived or released any right or claim;

        (vii)  except as set forth on the "Licenses Schedule," modified,
                                           -----------------
     sold, assigned, transferred, abandoned or permitted to lapse any licenses or permits which, individually or in the aggregate, are material to the Business or any portion thereof, or any of the Proprietary Rights or other intangible assets, or disclosed any material proprietary confidential information to any Person, except in the ordinary course of business consistent with past custom and practice, or granted any license or sublicense of any rights under or with respect to any Proprietary Rights;

       (viii) made or granted any bonus or any wage or salary increase to any employee, officer or director, or directly or indirectly made any other material change in employment terms for any employee, officer or director, other than bonuses and increases in the ordinary course of business to non-executive employees consistent with past custom and practice;

          (ix) made or granted any increase in, or amended or terminated, any existing plan, program, policy or arrangement, including without limitation, any Plan, employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement, or amended or renegotiated any existing collective bargaining agreement or entered into any new collective bargaining agreement or multiemployer plan;

          (x) made any capital expenditures or commitments therefor such that the aggregate outstanding amount of unpaid obligations and commitments with respect thereto shall comprise in excess of $25,000 of Assumed Liabilities on the Closing Date;

         (xi) made any loans or advances to, or pledges or guarantees for the benefit of, or entered into any transaction with any employee, officer or director, except for the transactions contemplated by this Agreement, and for advances consistent with past custom and practice made to employees, officers and directors for expenses incurred in the ordinary course of business;

        (xii) suffered any extraordinary loss, damage, destruction or casualty loss or waived any rights of material value, whether or not covered by insurance and whether or not in the ordinary course of business or consistent with past custom and practice;

       (xiii) received notification that any Material Customer or supplier will stop or decrease in any material respect the rate of business done with Seller;

        (xiv) borrowed any amount or incurred or become subject to any material liabilities, except liabilities under Seller's existing bank facilities or current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice;

         (xv)  pledged to make any charitable or other capital contribution;

        (xvi) made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person or taken any steps to incorporate any subsidiary;

       (xvii) entered into any other material transaction, other than in the ordinary course of business consistent with past custom and practice; or

      (xviii)  committed to any of the foregoing.

          (c) Seller and Shareholder represent and warrant that between July 24, 1996 and the Closing Date, neither Seller nor Shareholder has (and has not permitted any Affiliate, employee, officer, director, stockholder, agent or other person acting on its behalf to) discussed any possible sale of, solicited or accepted any offer to, or negotiated, agreed to or sold, all or any part of the securities or assets of the Business (other than the sale or other disposition of inventory or other assets in the ordinary course of business consistent with past custom and practice) to or with any other party (other than Buyer or its representatives) or provided any information to any other party (other than Buyer or its representatives) concerning Seller (other than information which Seller provides to other parties in the ordinary course of its business consistent with past custom and practice, so long as Seller has no reason to believe that the information may be utilized to evaluate a possible acquisition).

          (d) Seller has not at any time made or committed to make any payments for bribes, kickback payments or other illegal payments.

          (e) Seller has not accelerated, terminated, modified, or canceled any contract, lease, sublease, license, sublicense or other agreement set forth on the attached "Contracts Schedule" or "Leases Schedule" (except for the
              ------------------      ---------------
cancellation of agreements entered into between Seller and Shareholder), and to Seller's Knowledge, no other party has accelerated, terminated, modified, or canceled any contract, lease, sublease, license, sublicense or other agreement set forth on the attached "Contracts Schedule" or "Leases Schedule" (except for
                           ------------------      ---------------
the cancellation of agreements entered into between Seller and Shareholder).

          5.1  Title and Condition of Properties.
               ---------------------------------

          (a)  Owned Real Property.  The attached "Owned Real Property Schedule"
               -------------------                 ----------------------------
lists and sets forth a legal description of all real property owned by Seller or Shareholder and to be transferred to Buyer. Except as set forth in the Owned Real Property Schedule, with respect to each such parcel of owned real property:

          (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Lien, easement, covenant or other restriction, except for the Permitted Encumbrances;

         (ii) there are no (A) pending or to Seller's Knowledge threatened condemnation proceedings relating to the property, (B) pending or to Seller's Knowledge threatened litigation or administrative actions relating to the property, or (C) to Seller's Knowledge other matters affecting adversely the current use, occupancy, or value thereof;

        (iii) to Seller's Knowledge, unless shown to the contrary on the Surveys, the buildings and improvements are located within the boundary lines of the described parcels of land and do not encroach on any easement which may burden the land, and access to the property is provided by paved public right-of-way with adequate curb cuts available;

         (iv) to Seller's Knowledge, except as may be shown on the title commitments, policies and endorsements, and except as shown on the Surveys, the buildings and improvements located on the property are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any flood hazard insurance, permits or licenses necessary to the use thereof have not been obtained;

          (v) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

         (vi) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

        (vii) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

      (viiii) there are no parties (other than Seller) in possession of the parcel of real property;

         (ix) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate for Seller's use and in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable (subject to applicable South Carolina law governing the taking of property by the government), appurtenant easements benefitting the parcel of real property;

          (x) each parcel of real property abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable (subject to applicable South Carolina law governing the taking of property by the government), appurtenant easement benefitting the parcel of real property; and

         (xi) the parcel of real property has access to water resources for irrigation purposes as reasonably required for the cultivation of nursery stock in the ordinary course of the Business, the Seller's or Shareholder's access to and use of such water resources is not dependant upon the ownership of any real property or interest therein, contractual rights, governmental permits or other rights or privileges of any kind which are not included in the Purchased Assets. Seller and Shareholder are in compliance with all laws, rules or regulations governing the use of any such water resources.

          (b)  Leased Property.  Other than the Iverson/IPG Lease to be
               ---------------
terminated at Closing, the leases described on the attached "Leases Schedule"
                                                             ---------------
constitute all of the leases, subleases, licenses, concessions or other agreements held by Seller or Shareholder for the use or occupancy of real property in connection with the Business (the "Leases") under which Seller or
                                               ------
Shareholder holds a leasehold interest in real estate and/or personal property used in connection with the Business. The real estate described on the "Owned
                                                                         -----
Real Property Schedule" and the Leases described on the "Leases Schedule"
----------------------                                   ---------------
constitute all of the real estate owned, leased, used or occupied by Seller in connection with the Business (collectively, the "Real Property"). Except as set
                                                 -------------
forth on the attached "Leases Schedule," the Leases described on the Leases
                       ---------------
Schedule are in full force and effect and Seller hold a valid and existing leasehold, subleasehold, license, concession or other such interest under each of such Leases. Seller has delivered to Buyer complete and accurate copies of each of the Leases described on the Leases Schedule and none of such Leases have been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Except as set forth on the attached "Leases Schedule," Seller is not in default and no
                       ---------------
circumstances exist which would result in such default, under any of such Leases, and no other party to such Leases has the right to terminate, accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time) any of such Leases. No third party to any such Lease is in default in any material respect under any of such Leases. All properties leased, used or occupied under such Leases have unqualified access to public roads and have access to all utilities necessary to conduct the Business as presently constituted.

          (c)  Title.  Seller owns good and marketable title, free and clear of
               -----
all Liens (other than the Permitted Encumbrances), to all of the personal property and assets shown on the Latest Balance Sheet or acquired thereafter or otherwise included in the Purchased Assets and all intangible personal property and assets of Seller included within the Purchased Assets, except for rights of licensors and lessors of such Purchased Assets which are subject to license or lease as described in the "Contracts Schedule" or the "Leases Schedule," Liens
                           ------------------          ---------------
for current Taxes not yet due and payable and Liens disclosed on the attached "Liens Schedule." At the Closing, Seller will convey, assign and transfer good
---------------
and marketable title to all of its real and personal property and assets included within the Purchased Assets, free and clear of all Liens (other than rights of licensors and lessors of such Purchased Assets which are subject to license or lease as described in the Contracts Schedule or the Lease Schedule, or Permitted Encumbrances or Temporary Liens on inventory). The Purchased Assets so conveyed will include all of those assets (real, personal, tangible and intangible) used during the twelve months prior to the Closing Date (other than inventory or raw materials used, sold or consumed in the ordinary course of business) and will enable Buyer to operate the Business in the same manner as operated by Seller prior to and as of the Closing Date.

          (d)  Condition.  All of Seller's or Shareholder's buildings,
               ---------
improvements, machinery, equipment and other tangible personal property and assets are in good condition and repair in all respects and except as set forth on the attached "Condition of Property Schedule", except for ordinary wear and
                 ------------------------------
tear not caused by neglect, and are useable in the ordinary course of business. The Purchased Assets, together with the Excluded Assets, include all assets necessary to the conduct of the Business as presently constituted and all assets which were used to conduct the Business since the date of the Latest Balance Sheet, other than assets sold or otherwise disposed of in the ordinary course of business to non-affiliated third parties (except as set forth on the Contracts Schedule) in accordance with past custom and practice.

          (e)  No Violations.  To Seller's Knowledge, except as may be shown on
               -------------
the title commitments, policies and endorsements, Seller is not in violation of any applicable zoning, building code or subdivision ordinance or other law, regulation or requirement relating to the operation of properties described on the Leases Schedule or any of the Purchased Assets (including applicable occupational health and safety laws and regulations), which violations, individually or in the aggregate, could have a material and adverse effect upon the assets, liabilities, condition (financial or otherwise), operating results, employee or customer or supplier relations of Seller (a "Material Adverse
                                                         ----------------
Effect").  Within the three (3) years prior to the date of this Agreement,
------
Seller has not received any notice of any such violation or any condemnation proceeding with respect to any properties described on the Leases Schedule or any of the Purchased Assets.

          5.1  Contracts and Commitments.
               -------------------------

          (a)  Except as set forth in the attached "Contracts Schedule," Seller
                                                    ------------------
is not a party to or bound by any written or oral:

          (i) collective bargaining agreement or contract with any labor union or written contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis;

         (ii) agreement or indenture relating to the borrowing of money, mortgaging, pledging or otherwise placing a Lien on any of the Purchased Assets;

        (iii) agreement or commitment with respect to the lending or investment of funds to or in other persons or entities;

         (iv) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business;

          (v) lease or agreement under which it is lessee or lessor of or holds or operates any personal property owned by any other party for which the annual rental exceeds $10,000;

         (vi) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it for which the annual rental exceeds $10,000;

        (vii) contract or group of related contracts or orders with the same party for the purchase or sale of products under which the undelivered balance of such products or services has a price in excess of $50,000;

       (viii) contract relating to the supply or distribution of Seller's products;

         (ix) contract or group of related contracts with the same party continuing over a period of more than six (6) months from the date or dates thereof that is not terminable by each party thereto on thirty (30) days or less notice without penalty;

          (x)  license or royalty agreement;

         (xi) agreement, arrangement or understanding with any officer, director, partner, stockholder or other insider or Affiliate of Seller (other than for employment in customary terms);

        (xii) contract which prohibits it from freely engaging in business anywhere in the world; or

       (xiii) other agreement material to the Business or the Purchased Assets, whether or not entered into in the ordinary course of business.

          (b) Except as disclosed in the Contracts Schedule, (i) to Seller's Knowledge no contract or commitment included in the Purchase Assets has been breached in any material respect or canceled by the other party that has not been duly cured or reinstated, (ii) Seller has in all material respects performed all of its obligations required to be performed by it under such contracts and commitments to the date of this Agreement and is not in receipt of any written claim of default under any such contract or commitment, (iii) no event has occurred which with the passage of time or the giving of notice or both would result in a breach or default under any such contract or commitment,
(iv) Seller has no Knowledge of any anticipated breach by any other party to any such contract or commitment and (v) to Seller's Knowledge, Seller is not a party to any contract or contracts which, individually or in the aggregate, could have a Material Adverse Effect.

          (c) Buyer has been supplied with a true and correct copy of all written contracts as specified on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

          5.12 Proprietary Rights.
                ------------------

          (a) The Proprietary Rights Schedule attached hereto contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by Seller and all pending patent applications and applications for the registration of other Proprietary Rights owned or filed by Seller, (ii) all trade or corporate names used by Seller, (iii) all licenses and other rights granted by Seller to any third party with respect to the Proprietary Rights and all licenses and other rights granted by any third party to Seller with respect to the Proprietary Rights and (iv) all coexistence agreements, permissions or agreements to which Seller is a party (or which is currently under negotiation for Proprietary Rights.

          (b) Except as set forth on the Proprietary Rights Schedule (i) Seller owns and possesses a legally protectible right, title and interest in and to all Proprietary Rights, (ii) Seller owns or has the valid right to use all of the intellectual property necessary for the operation of Seller's business as presently conducted or as currently proposed to be conducted, (iii) no claim by any third party contesting the validity, enforceability, use, or ownership of any Proprietary Rights has been made, is currently outstanding or is threatened and there are no grounds for any such claim, (iv) neither Seller nor any employee or agent of Seller has received any notices of, nor are they aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights, nor has Seller or any employee or agent of Seller received any claims of infringement or misappropriation of or other conflict with any intellectual property rights of any third party and (v) Seller has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is Seller aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as presently conducted or as currently proposed to be conducted.

          (c) The Proprietary Rights constitute all of the intellectual property necessary for the operation of the Business as currently conducted. Seller has taken all necessary action to protect the Proprietary Rights so as not to materially and adversely affect the validity, enforcement, use or ownership of such Proprietary Rights. The Proprietary Rights owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use on identical terms and conditions immediately subsequent the Closing hereunder.

          5.13  Product Warranty.  All products sold and delivered by Seller in
                ----------------
connection with the Business at any time prior to the Closing Date have been in conformity with all applicable contractual commitments and all express or implied warranties. No material liability exists for replacement thereof or other damages in connection with such sales or deliveries at any time prior to the Closing Date. No products heretofore delivered or sold by Seller in connection with the Business or products with respect to which any offer or agreement to sell has been made by Seller are now subject to any guarantee or warranty, except to the extent described on the attached "Product Warranty
                                                          ----------------
Schedule."
--------

          5.14  Licenses and Permits.  The attached "Licenses Schedule" contains
                --------------------                 -----------------
a complete listing and summary description of all permits, licenses, certificates, approvals and other authorizations of foreign (if applicable), federal, state and local governments or other similar rights (collectively, the "Licenses") used by Seller in the conduct of the Business. Except as indicated
 --------
on the Licenses Schedule, Seller owns or possesses all right, title and interest in and to all of the Licenses that are necessary to own and operate the Purchased Assets and to conduct the Business as presently constituted, including, without limitation, all Licenses required under any federal, state or local law relating to public health and safety, employee health and safety, pollution or protection of the environment. Seller is in compliance in all material respects with the terms and conditions of such Licenses and has received no notices that it is in violation of any of the terms or conditions of such Licenses. Seller has taken all necessary action to maintain such Licenses. To Seller's Knowledge, no loss or expiration of any such License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof. Except as indicated on the Licenses Schedule, all of the Licenses are transferable to Buyer and will be transferred by Seller to Buyer on or before the Closing Date.

          5.15  Litigation and Other Proceedings.  Except as set forth on the
                --------------------------------
attached "Litigation Schedule," there are no actions, suits, proceedings,
          -------------------
hearings, orders, investigations, charges, complaints or claims pending or to Seller's Knowledge threatened against or affecting Seller, the Business or the Purchased Assets (or pending or to Seller's Knowledge threatened against or affecting any of the officers, directors or employees of Seller with respect to the Business), or to which Seller or the Purchased Assets may be bound or affected, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing; Seller is not subject to any judgment, order or decree of any court or governmental agency; Seller has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may have a Material Adverse Effect on the Business or the Purchased Assets.

          5.16  Compliance with Laws; Certain Operations. Except as disclosed on
                ----------------------------------------
the attached "Compliance Schedule," Seller, and with respect to the Business and
              -------------------
the Purchased Assets Shareholder, are in material compliance with and has not violated any applicable law, rule or regulation of any federal, state, local or foreign government or agency thereof which affects the Business or the Purchased Assets, including, without limitation, the Sherman Act, the Clayton Act, the Robinson-Patman Act, the Federal Trade Commission Act, or any other federal or state acts (including rules and regulations thereunder) regulating or affecting antitrust or trade regulations or the Immigration Reform and Control Act of 1986, as amended. Except as disclosed on the attached "Compliance Schedule," no notice, claim,
                                     -------------------
charge, complaint, action, suit, proceeding, investigation or hearing has been received by Seller or Shareholder or filed, commenced or to Seller's Knowledge threatened against Seller or Shareholder alleging a violation of or liability or potential responsibility under any such law or regulation which affect the Business or the Purchased Assets or to which Seller may be subject and which have not heretofore been duly cured and for which there is no remaining liability, except as set forth on the Compliance Schedule.

          5.17 Environmental and Safety Requirements.  Except as set forth and
               -------------------------------------
described with particularity on the attached "Environmental Schedule":
                                              ----------------------

          (a) Seller has complied and is in compliance in all material respects with any applicable Environmental and Safety Requirements;

          (b) Seller has obtained and complied with, and is in compliance in all material respects with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of the Facility and the operation of the Business which such permits, licenses and authorizations may be relied upon by Buyer for the lawful operation of the Business and the Facility on and after the Closing without transfer, reissuance or other governmental action;

          (c) Seller has not received any written notice, report or other written information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Business or the Real Property and arising under Environmental and Safety Requirements;

          (d) none of the following exists at any property or facility owned or operated by the Seller in connection with the Business (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls or (iv) landfills, surface impoundments, or disposal areas;

          (e) Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the
                                                               ------
Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental and
                                       ----
Safety Requirements;

          (f) no facts, events or conditions relating to the past or present facilities, properties or operations of Seller or the Business will materially prevent, hinder or limit continued compliance by the Business with Environmental and Safety Requirements, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage;

          (g) neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements; and

          (h) Seller has not expressly assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

          5.18 Employees.  Except as contemplated by this Agreement, to Seller's
               ---------
Knowledge, no key employee and no group of employees has any plans to terminate employment with Seller. Seller has complied in all material respects and is in compliance with all applicable laws relating to the employment of labor, including laws relating to wages, hours, equal opportunity, collective bargaining, immigration and the payment of social security and other taxes. There are no administrative charges or court complaints pending or, to Seller's Knowledge, threatened against Seller before any government agency. Within the last three (3) years, Seller has not experienced any union organization attempts, labor disputes or work stoppage or slowdowns due to labor disagreements. There is no labor strike, dispute, work stoppage or slowdown pending or to Seller's Knowledge threatened. There is no request for representation pending and no question concerning representation has been raised. There is no grievance or arbitration proceeding pending which might have a Material Adverse Effect on Seller or the Business. Seller is not a party to any labor, collective bargaining or union agreement relating to the Business. Seller has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local law or regulation.

          5.19 Employee Benefit Plans.
               ----------------------

          (a) Except as set forth on the attached "Employee Benefits Schedule,"
                                                   --------------------------
with respect to current or former employees of Seller, independent contractors, or the spouses, beneficiaries or dependents thereof, Seller does not maintain, contribute to or have any liability or potential liability with respect to any
(i) ongoing or terminated funded or unfunded employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), (ii) ongoing or
                                    ----------------------
terminated employee pension benefit plan (as defined in Section 3(2) of ERISA) ("Employee Pensions Plans") or (iii) plan, policy, program or arrangement
  -----------------------
(whether or not terminated) which provides nonqualified deferred compensation benefits, bonus benefits or compensation, incentive benefits or compensation, severance benefits or compensation, "change of control" (as set forth in Code
Section 280G) benefits or compensation or any program, plan, policy or arrangement which provides any health, life, disability, accident, vacation, tuition reimbursement or other fringe benefits ("Other Plans"). Seller does not
                                                 -----------
maintain, has not contributed to and has no actual or potential liability with respect to any defined benefit plan or arrangement (whether or not terminated) (as defined in Section 3(35) of ERISA). Seller does not and has not participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") nor does Seller have any other liability,
         ------------------
including any potential withdrawal liability, with respect to any Multiemployer Plan, and Seller has not incurred any current or potential withdrawal liability as a result of a compete or partial withdrawal (or potential partial withdrawal) from any Multiemployer Plan. Seller does not maintain or have any obligation to contribute to (or any other liability with respect to) any funded or unfunded Employee Welfare Plan or Other Plan which provides post-retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than limited medical benefits required to be provided to former employees, their spouses and other dependents under Code
Section 4980B ("COBRA").  Seller has complied with the requirements of COBRA.
                -----
(The Employee Pension Plans, the Employee Welfare Plans and any Other Plans shall be referred to herein collectively as the "Plans").
                                                 -----

          (b) All Plans (and related trusts and insurance contracts) comply in form and in operation in all respects with the applicable requirements of ERISA and the Code and the Employee Pension Plans which are intended to be "qualified plans" under Section 401(a) of the Code, are so qualified and each such Employee Pension Plan has received a favorable determination letter from the Internal Revenue Service.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports and the summary plan descriptions) with respect to all Plans have been properly and timely filed with the appropriate government agency and distributed to employees and/or their beneficiaries.

          (d) With respect to each Employee Pension Plan, all contributions which are due have been made, and all contributions which are not yet due (including with respect to the current plan year for the period ending on the Closing Date) have been made or adequately accrued for as a liability on the Latest Balance Sheet. With respect to all Employee Welfare Plans and all Other Plans, all premiums and/or contributions, whether or not due, for prior plan years and the current plan year for the period ending on the Closing Date and all payments or other benefits payable, have been paid or, to the extent not yet due, have been adequately accrued for as a liability on the Latest Balance Sheet. None of the Plans maintained by Seller have any unfunded liabilities. Seller has disclosed on the "Employee Benefits Schedule" all former employees of
                             --------------------------
Seller (and their dependents) who are eligible as of the Closing Date for continuation coverage under COBRA. Seller has no liability to pay any severance benefit or other separation pay to its current or former employees, and no event contemplated by this Agreement would cause any such benefits or pay to become payable.

          (e) Neither Seller nor any of its subsidiaries have incurred any liability to the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental agency, any Multiemployer Plan or any person with respect to any Plan currently or previously maintained by members of the controlled group of companies (as defined in Section 414 of the Code) that includes Seller and/or its subsidiaries (the "Controlled Group") that has not been satisfied in
                              ----------------
full, and no condition exists that presents a material risk to Seller or any of its subsidiaries or any other member of the Controlled Group of incurring such a liability.

          (f) Except as disclosed on the Employee Benefits Schedule, with respect to each Plan, (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of the Plans, (iii) no fiduciary has engaged in any transactions with respect to the Plans which could subject Seller, any fiduciary, any plan administrator or any party dealing with any such plan to either a civil penalty assessed pursuant to Section 501(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, and
(iv) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and Seller has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims against any Plan, any fiduciary with respect to such Plans or the assets of such Plans.

          (g) With respect to each Plan, Seller has furnished to Buyer true and complete copies of (i) the plan documents, summary plan descriptions, any other document required to be filed with a governmental agency or any document distributed to any employee, participant or beneficiary of such Plan, (ii) the most recent determination letter received from the Internal Revenue Service,
(iii) the last Form 5500 Annual Report and actuarial report, and (iv) all related trust agreements, insurance contracts or other funding agreements which implement the Plans.

          5.20 Insurance.  The attached "Insurance Schedule" sets forth an
               ---------                 ------------------
accurate description of each insurance policy to which Seller is a party, a named insured or otherwise the beneficiary of coverage. All of such insurance policies are legal, valid, binding and enforceable and in full force and effect, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally or general equitable principles. Seller is not in any material breach or default with respect to its obligations under such insurance policies.

          5.21 Tax Matters.   (a)   Seller has timely filed all Tax Returns
               -----------
required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by Seller (whether or not shown on any Tax Return) have been paid.

          (b)  Other than as set forth on the attached "Taxes Schedule" (i) no
                                                        --------------
deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller, (ii there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Seller's Knowledge, threatened against or with respect to Seller with respect to any Tax, (ii no claim has been made by a taxing authority in a jurisdiction where Seller does not pay Tax or file Tax Returns that Seller is or may be subject to Taxes assessed by this jurisdiction within ten years prior to the date hereof and (iv Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) The only states, territories and jurisdictions (whether foreign or domestic) in which Seller is required to file Tax Returns relating to the Business are the States of South Carolina and Illinois.

          (d) On or before the Closing Date, Seller will provide to Buyer a certification that Seller is not a foreign person in the form provided in section 1.1445-2(b)(2)(iii)(A) of the United States Treasury regulations.

          5.22 Customers.  The attached "Customers Schedule" lists all Material
               ---------                 ------------------
Customers. Seller has not received any notice and to Seller's Knowledge no Material Customer intends to terminate or materially reduce its business with Seller and no Material Customer has terminated or materially reduced its business with Seller in the last twelve (12) months.

          5.23 Suppliers.  The attached "Suppliers Schedule" lists Seller's ten
               ---------                 ------------------
(10) largest vendors. Seller has not received any notice and to Seller's Knowledge no such vendor intends to terminate or materially reduce its business with Seller and no such vendor has terminated or materially reduced its business with Seller in the last twelve (12) months.

          5.24 Brokerage.  There are no claims for brokerage commissions,
               ---------
finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or Shareholder or any Affiliate thereof.

          5.25 Affiliate Transactions.  Except as set forth on the Affiliate
               ----------------------
Transaction Schedule attached hereto, no officer, director or employee of Seller or any Person related by blood or marriage to any such Person, or entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Seller or its Affiliates or which pertains to the Business or the Purchased Assets, or has any interest in any property, real or personal or mixed, intangible or tangible, relating to the Business or the Purchased Assets. The Affiliated Transaction Schedule describes all material intercompany or affiliated services provided to or on behalf of Seller by its Affiliates and to or on behalf of such Affiliates by Seller.


                                   ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                   ----------------------------------------

          As an inducement to Seller and Shareholder to enter into this Agreement, Buyer represents and warrants to Seller and Shareholder that:

          6.01 Organization and Power.  Buyer is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the State of California. As of the Closing, Buyer will be qualified to do business and will be in good standing in each jurisdiction in which the ownership of properties or the conduct of business requires it to be so qualified, except for jurisdictions where the failure to be so qualified will not have a material adverse effect on Buyer's ability to perform its obligations hereunder.

          6.02 Authorization.  Buyer has all requisite corporate power and
               -------------
authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.
The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on the part of Buyer, its board of directors or shareholders is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Buyer will each constitute, a valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally or general equitable principles.

          6.03 No Violation.  The execution, delivery or performance of this
               ------------
Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby will not breach or violate Buyer's certificate of incorporation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree.

          6.04 Governmental Authorities and Consents.  No permit, consent,
               -------------------------------------
approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other party or person is required in connection with the execution, delivery or performance of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby and thereby.

          6.05 Litigation.  There are no actions, suits, proceedings, orders or
               ----------
investigations pending or, to the best of Buyer's knowledge after due inquiry, threatened against or affecting Buyer, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

          6.06 Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          6.07 Closing Date.  All of the representations and warranties
               ------------
contained in this Article 6 and elsewhere in this Agreement are true and correct in all material respects on the Closing Date.


                                   ARTICLE 7

                ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING
                -----------------------------------------------

          7.01 Survival of Representations, Warranties and Covenants.  Subject
               -----------------------------------------------------
to the provisions of Section 7.03(a) and 7.03 (c), all of the representations, warranties, covenants and agreements set forth in this Agreement, the agreements contemplated hereby or in any writing delivered to Buyer or Seller in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of or any knowledge of Buyer, Seller or any of Buyer's or Seller's Affiliates, partners, officers, directors, employees, agents, or representatives or the acceptance by Buyer or Seller of any certificate or opinion.

          7.02 Liability for Environmental Matters.  Except for accounts payable
               -----------------------------------
and accrued expenses incurred in the ordinary course of business in accordance with past custom and practice, and assumed by Buyer as Assumed Liabilities pursuant to Section 2.02(a) hereof, Seller and Shareholder shall assume and be solely responsible on a joint and several basis for all obligations, duties, claims and liabilities relating to any fact, event or condition existing or threatened on or prior to the Closing Date (whether or not disclosed in any schedule hereto) pertaining to the operation of the Business or the condition of the Purchased Assets prior to the Closing Date, which at any time interferes with or prevents continued compliance with, or gives rise to any investigation, claim or liability under any Environmental and Safety Requirements.

          7.03 Indemnification.
               ---------------

          (a)  Seller Indemnification.  Seller and Shareholder, jointly and
               ----------------------
severally, shall indemnify Buyer, its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Buyer Group") and save and hold each of them harmless
                    -----------
against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value and consequential damages), liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses) and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party
                                                   ------
may suffer, sustain or become subject to, but reduced by (1) the amount of any insurance proceeds received on account of such loss, less the reasonably anticipated present value or any increase in insurance premiums to be incurred by Buyer, (2) the amount of any tax benefits reasonably expected to be actually realized within one year from the date any Loss is incurred and (3) any recovery or reimbursement from any other party to the extent actually received, as a result of, in connection with, relating or incidental to or by virtue of:

              (i) any misrepresentation or breach of warranty on the part of Seller or Shareholder under Article 5 of this Agreement;

             (ii) any nonfulfillment or breach of any covenant or agreement on the part of Seller or Shareholder under this Agreement or any agreement or instrument delivered pursuant to or in connection herewith; or

            (iii)    the imposition against Buyer of any Excluded Liability.

     With respect to claims for breaches of representations and warranties contained in Article 5 hereof (except for Sections 5.01, 5.02 and 5.10(c)), Seller and Shareholder will not be liable with respect to any breaches of such
Article 5 representations and warranties unless written notice of a possible claim for indemnification is given by Buyer to Seller on or before the first anniversary of the Closing Date (the "Survival Date"), it being understood that
                                      -------------
so long as such written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive until such matter is resolved. Notwithstanding the foregoing, any willful or fraudulent breach of any other representations or warranties or Seller or Shareholder contained herein, or any breach of a representation or warranty contained in Sections 5.01, 5.02 and 5.10(c) hereof, or the covenants and agreements of Seller or Shareholder contained herein, including, without limitation, any breach of the covenants and agreements contained in this Article 7, or in any instrument, document, certificate or agreement delivered to the Buyer at the Closing will not be subject to any time limitations. For purposes of determining the amount of any Losses that are the subject matter of a claim for indemnification hereunder (but not for the purpose of determining whether any breach of a representation or warranty has occurred), each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any materiality standard or qualification contained in such representation or warranty. With respect to any Losses giving rise to a claim for indemnification by Buyer under Section 7.03(a) hereof, to the extent permitted by law, the remedies provided herein shall be exclusive and shall preclude assertion by any party hereto of any other rights or the seeking of any other remedies (other than in any appropriate case, any equitable remedies, including injunction and specific performance) against any other party hereto.

          (b)  Buyer Indemnification.  Buyer shall indemnify Seller, Shareholder
               ---------------------
and each of their officers, directors, employees, agents Affiliates, representatives, successors and permitted assigns and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any Losses which any such party may suffer sustain or become subject to, as the result of or in connection, arising out of or by virtue of:

             (i) any misrepresentation or breach of warranty on the part of Buyer under Article 6 of this Agreement;

            (ii) any nonfulfillment or breach of any covenant or agreement on the part of Buyer under this Agreement; or

           (iii) the imposition against Seller or Shareholder of any Assumed Liability.

     With respect to claims for breaches of representation and warranties contained herein, Buyer will not be liable for any Losses unless written notice of a claim for such breach is given by Seller to Buyer on or before the Survival Date. Notwithstanding the foregoing, any breaches of the representations and warranties contained in Sections 6.01 and 6.02 hereof and of the covenants and agreements of the Buyer contained herein, including, without limitation, any breach of the covenants and agreements contained in this Article 7, or in any instrument, document, certificate or agreement delivered by the Buyer at the Closing will not be subject to any time limitations.

          (c)  Certain Limitations.  Neither Seller and Shareholder on the one
               -------------------
hand, nor Buyer on the other hand, will be liable for Losses incurred pursuant to Sections 7.03(a)(i) or 7.03(b)(i) hereof, unless the aggregate amount of all such Losses suffered by the other party exceeds $200,000, and if the aggregate amount of all such Losses exceeds $200,000 then such party shall be liable for the total amount of Losses in excess of the first $200,000 of Losses. Neither Seller and Shareholder on the one hand, nor Buyer on the other hand, will be liable for Losses incurred pursuant to Sections 7.03(a)(i) or 7.03(b)(i) hereof
in an aggregate amount in excess of $1,000,000.   For purposes of determining
the amount of any Losses that are the subject matter of a claim for indemnification hereunder (but not for the purpose of determining whether any breach of a representation or warranty has occurred), each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any materiality standard or qualification contained in such representation or warranty. The limitations on indemnification set forth in this subsection (c) shall not be applicable to any willful breach of any representation or warranty by Seller, Shareholder or Buyer, or to any covenant or agreement contained in this Agreement (whether willful or otherwise) including, without limitation, the agreements to indemnify for Assumed Liabilities and Excluded Liabilities contained in this Section 7.03, or to any claim based on fraud.

          (d)  Defense of Claims.  Any party making a claim for indemnification
               -----------------
under this Section 7.03 (an "Indemnitee") shall notify the indemnifying party
                             ----------
(an "Indemnitor") of the claim in writing promptly after receiving written
     ----------
notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided, that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have harmed the Indemnitor. With respect to any third party claim, any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to Indemnitee's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with a nationally recognized reputable counsel acceptable to Indemnitee; provided, that prior to Indemnitor assuming control of such defense it shall first (i) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification, subject to the limitations set forth in Section 7.03(c) and that it will provide full indemnification (whether or not otherwise required hereunder) to Indemnitee with respect to such action, lawsuit, proceeding, investigation, or other claim giving rise to such claim for indemnification hereunder and (ii) furnish the Indemnitee with evidence which, in the sole judgment of Indemnitee, is and will be sufficient to satisfy any such liability; provided further, that:

             (i) The Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel which shall be borne by Indemnitee. Notwithstanding the foregoing, the fees and expenses of such separate counsel incurred prior to the date the Indemnitor effectively assumes control of such defense shall be borne by the Indemnitor;

            (ii) The Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be materially detrimental to or materially injure Indemnitee's reputation or future business prospects, (C) the claim seeks an injunction or equitable relief against Indemnitee or (D) upon petition by Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

           (iii) if the Indemnitor, with the consent of the Indemnitee, shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly unconditionally release Indemnitee from all liabilities and obligations with respect to such claim and all other claims arising out of the same set of facts and circumstances out of which such claim arose, without prejudice.

           (e) Amounts paid to Buyer as indemnification shall be treated as adjustments to the Purchase Price.

           (f)      Waiver.  Seller and Shareholder agree that to the extent any
                    ------
certificate of incorporation, bylaw or agreement between Seller and Shareholder conflicts with, contradicts or is inconsistent with any of the representations, warranties, covenants and agreements of Seller and Shareholder set forth herein (including the schedules and exhibits hereto) or in the documents executed in connection herewith, the representations, warranties, covenants and agreements of Seller and Shareholder set forth herein (including the schedules and exhibits hereto) or in the documents executed in connection herewith shall govern and control, and Shareholder and Seller hereby waive all rights to raise any defense to a claim by any member of the Buyer Group for indemnification hereunder based upon such certificate of incorporation, bylaw or agreement between Seller and Shareholder.

           (g)      Escrow.    Pursuant to Section 2.04 hereof, at the Closing
                    ------
$1,000,000 shall be set aside in the Escrow Account as security for payment of Seller's and Shareholder's indemnification obligations set forth in this Section
7.03 or elsewhere in this Agreement. The Escrow Agreement shall be Buyer's exclusive remedy for breaches of the representations and warranties of Seller and the Shareholder contained in Article 5 hereof.

           7.04     Mutual Assistance and Records.  Buyer, Seller and
                    -----------------------------
Shareholder agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by Buyer and Seller in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. Subsequent to the Closing, Seller and Buyer, at their own cost, will assist each other (including by the retention and provision of access to relevant records) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as in the defense of any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested. The Purchase Price shall be allocated among the Purchased Assets in the manner set forth in the "Allocation Schedule"
                                                     -------------------
attached hereto. Buyer and Seller each hereby covenant and agree to prepare and timely file all applicable Tax Returns and information reports in accordance with the Allocation Schedule, which allocations are intended to comply with
Section 1060 of the Code. Seller acknowledges and agrees that from and after the Closing, except as set forth in Section 2.01(b), Buyer will be entitled to possession of all original documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Business and the Purchased Assets. Buyer shall provide the Seller reasonable access during regular business hours to the documents, books, records, agreements and data of the Business that relate to the period before the Closing Date and that are described in a writing provided to Buyer a reasonable time in advance of the date on which Seller desires access to such materials; provided that Seller has a valid business purpose unrelated to any matter in dispute between the parties; and provided further that Buyer may, in its sole discretion, terminate all or any portion of Seller's access rights hereunder at any time Buyer in good faith determines that Seller's interests are adverse to Buyer's with regard to a matter arising in connection with this Agreement or otherwise. Buyer shall notify Seller in writing upon making a determination that Seller's access rights hereunder are terminated.

           7.05     Press Release and Announcements.  Unless required by law,
                    -------------------------------
after the Closing Date, neither Seller nor Shareholder on the one hand, nor Buyer on the other shall make any press releases, announcements to the employees, customers or suppliers of Seller or other releases of information related to this Agreement or the transactions contemplated hereby without the written consent of the other.

           7.06     Expenses.  Except as otherwise expressly provided herein,
                    --------
Buyer, on the one hand, and Seller and Shareholder, on the other hand, will each pay all of their own fees and expenses (and Shareholder will pay all of Seller's fees and expenses, none of which will be paid with the assets of Seller) in connection with this Agreement and the consummation of the transactions contemplated hereby. Seller agrees that it has not paid to any third party, and will not pay any amount to any third party until after the Closing, with respect to the fees, costs and expenses of Seller arising from, related to or in connection with this Agreement or any other instrument or agreement contemplated hereby or any of the transactions contemplated hereby or thereby, and that such fees, costs and expenses whenever paid, shall be paid out of the proceeds of the sale of the Purchased Assets and not with the Purchased Assets themselves.

           7.07     Further Transfers.  Each of Seller and Shareholder will, and
                    -----------------
will cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets. Seller and Shareholder will execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets. Buyer will execute and deliver such further instruments and take such additional actions as Seller may reasonably request to effect, consummate, confirm or evidence the assumption by Buyer of the Assumed Liabilities.

           7.08     Non-Competition; Non-Solicitation.  As condition precedent
                    ---------------------------------
to Buyer to enter into and perform its obligations under this Agreement, Seller agrees that:

           (a) During the Noncompetition Period, it shall not, anywhere in the United States of America, directly or indirectly, either for itself or for any other Person, own, operate, manage, control, engage in, participate in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any Person) or otherwise assist in any manner, any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to engage in the distribution or sale of the Products. For purposes hereof, "Products" shall mean any products or goods sold or delivered
                  --------
by the Business during the Noncompetition Period, or any products or goods that are similar to, may be used as substitutes for, are in competition with or may detract from any products or goods sold or delivered by the Business prior to the Noncompetition Period. Nothing herein shall prohibit Seller from being a passive owner of not more than 2% of the outstanding stock of any class of securities of a publicly traded corporation engaged in such business, so long as it has no active participation in the business of such corporation.

           (b) During the Non-Competition Period and for a period of one year thereafter, Seller will not directly or indirectly offer employment to or hire (in any capacity) any former employee of Seller who is hired by Buyer without the prior written consent of Buyer.

           (c) If, at the time of enforcement of this Section 7.08, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

           (d) Seller recognizes and affirms that in the event of breach by it of any of the provisions of this Section 7.08, money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's and Shareholder's obligations under this Section 7.08 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 7.08 (including, without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this
Section 7.08 plus (ii) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by Seller of any of the provisions of this Section 7.08, the running of the Non-Competition Period (but not of Seller's obligations under this Section 7.08) shall be tolled with respect to Seller during the continuance of any actual breach or violation.

           7.09     Communications.  All mail and other communications relating
                    --------------
to the Purchased Assets, Assumed Liabilities or the Business received by Seller at any time after the Closing Date shall be promptly turned over to Buyer by Seller. All mail and other communications not relating to the Purchased Assets, Assumed Liabilities or the Business received by Buyer at any time after the Closing shall be promptly turned over to Seller by Buyer.

           7.10     Compliance with Bulk Sales Laws.  Seller hereby agrees to
                    -------------------------------
indemnify Buyer for any Losses suffered as a result of any failure to comply with the requirements of any so called "bulk sales" or transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to Buyer, provided, however, that Seller shall not be liable to Buyer for any Losses arising as a result of any noncompliance with such laws which shall arise as a result of Buyer's failure to discharge obligations owed to creditors with respect to the Assumed Liabilities as they become due.

           7.11     Employees.  Seller shall terminate the employment of all its
                    ---------
employees immediately prior to the Closing. Immediately after the Closing, Buyer shall offer employment to the employees employed by Seller immediately prior to the Closing Date only to the extent expressly set forth on the attached "Employee Schedule."
 -----------------

           7.12     Confidentiality.  After the Closing, Seller shall continue
                    ---------------
to maintain the confidentiality of all information, documents and materials relating to the Business, except to the extent disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement, and Buyer shall maintain the confidentiality of all information, documents and materials relating to Seller (other than that relating to the Business) which Buyer has obtained in connection with this Agreement or with the transactions contemplated herein, except to the extent disclosure of any such information is required by law or authorized by Seller or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that any party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 7.12, the disclosing party will (a) provide the other party with prompt notice before such disclosure in order that any party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (b) cooperate with the other party in attempting to obtain such order or assurance. The provisions of this Section 7.12 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by the applicable party bound hereunder or its Affiliates.

           7.13     Taxes; Recording Charges. All sales, use, transfer, stamp,
                    ------------------------
conveyance, income, gains, value added or other Taxes, and all title insurance premiums arising out of the sale of the Purchased Assets or otherwise incurred in connection with this Agreement or the consummation of the transactions contemplated hereby and all charges for or in connection with the recording of any document or instrument contemplated hereby shall (subject to Section 7.06 hereof) be paid by such party hereto as is customary in the jurisdiction in which such transaction occurs (as reasonably determined by the parties). The Buyer shall provide Seller with resale certificates with respect to any inventory included in the Purchased Assets in accordance with applicable state and local sales, use or transfer tax laws.

           7.14     Prairie Haven Agreement.  Seller and Shareholder shall
                    -----------------------
indemnify and hold Buyer harmless from and against any and all Losses arising out of or relating to the Agreement entered into by and between Seller and Prairie Haven, Ltd., dated as of November 8, 1995 relating to the sale by Seller of certain assets related to Seller's Illinois garden center business. Seller hereby covenants to Buyer that it will fully enforce the provisions of paragraph 7 (entitled "Prairie Haven Covenant Not to Compete") of such agreement against Prairie Haven, Ltd. and will take all actions reasonably necessary (at its sole cost and expense) in connection with such enforcement.


                                   ARTICLE 8

                                 MISCELLANEOUS
                                --------------

           8.01     Amendment and Waiver.  This Agreement may be amended, and
                    --------------------
any provision of this Agreement may be waived; provided, that any such amendment or waiver will be binding on Seller and Shareholder only if such amendment or waiver is set forth in a writing executed by Seller and Shareholder and that any such amendment or waiver will be binding upon Buyer only if such amendment or waiver is set forth in a writing executed by Buyer. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

           8.02     Notices.  All notices, demands and other communications to
                    -------
be given or delivered to Buyer, Seller or Shareholder under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier, transmitted by facsimile or telecopy (followed by overnight delivery by reputable courier) or mailed by first class mail, return receipt requested, to the addresses indicated below (unless another address is so specified in writing):

           Notices to Seller or Shareholder:
           --------------------------------

           IVERSON PERENNIAL GARDENS, INC.
           P.O. Box 390
           Orange, Virginia 22960
           Attention:  Ronald C. Iverson

           with a copy to:

           RUDNICK & WOLFE
           203 North LaSalle Street
           Chicago, Illinois 60601
           Attention: Stephen A. Landsman, Esq.

           Notices to Buyer:
           ----------------

           HINES HORTICULTURE, INC.
           12621 Jeffrey Road
           Irvine, California 92720
           Attention:  President

           with a copy to:

           MADISON DEARBORN PARTNERS, INC.
           Three First National Plaza, Suite 1330
           Chicago, Illinois 60602
           Attention:  Paul R. Wood

                    and

           KIRKLAND & ELLIS
           200 East Randolph Drive
           Chicago, Illinois 60601
           Attention:  Michael H. Kerr, P.C.

           8.03     Assignment.  This Agreement and all of the provisions hereof
                    ----------
shall be binding upon and inure to the benefit of Buyer, Seller, Shareholder and their respective successors and assigns. Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by Seller, Shareholder or Buyer, except that Buyer may assign this Agreement and any of the provisions hereof without consent of Seller or Shareholder (i) to any Affiliate of Buyer,
(ii) in connection with the sale of all or a substantial part of its assets or business or (iii) to any of its financing sources as collateral security, provided that no such assignment by Buyer shall relieve Buyer of its obligations hereunder.

           8.04     Severability.  Whenever possible, each provision of this
                    ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           8.05     No Strict Construction.  The language used in this Agreement
                    ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

           8.06     Captions.  The captions used in this Agreement are for
                    --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

           8.07     No Third Party Beneficiaries.  Nothing herein expressed or
                    ----------------------------
implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including, without limitation, any investors of Buyer, employees or creditors of Seller or insurers of any parties hereto.

           8.08     Representations and Warranties; Disclosure Schedules.  Any
                    ----------------------------------------------------
event, fact or circumstance described with particularity in any schedule attached hereto shall be deemed to be a disclosure for purposes of all other representations and warranties contained in Article 5 hereof. Notwithstanding any representation or warranty of Seller or Shareholder contained in Article 5 hereof, or any matter described by Seller or Shareholder in any schedule attached hereto, Buyer is purchasing only the Purchased Assets and assuming only the Assumed Liabilities pursuant to this Agreement.

           8.09     Complete Agreement.  This document and the documents
                    ------------------
referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

           8.10     Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which taken together shall constitute one and the same instrument.

           8.11     Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                               *   *   *   *   *

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                         HINES HORTICULTURE, INC.


                         By:   /s/ Paul R. Wood
                             -----------------------------

                         Its:   Vice President
                              ----------------------------




                         IVERSON PERENNIAL GARDENS, INC.


                         By:   /s/ Ronald C. Iverson
                             -----------------------------

                         Its:   Chairman
                               ---------------------------




                          /s/ Ronald C. Iverson
                         --------------------------------
                         RONALD C. IVERSON

                               LIST OF SCHEDULES
                               -----------------

     Assumed Product Warranties Schedule    2.02
     Assumed Liabilities Schedule           2.02
     Leases Schedule                        2.02
     Excluded Accounts Payable Schedule     2.02
     Mortgage Payoff Schedule               2.03
     Capitalization Schedule                5.01
     Restrictions Schedule                  5.03
     Financial Statements Schedule          5.04
     Accounts Receivable Schedule           5.06
     Liabilities Schedule                   5.07
     Developments Schedule                  5.08
     Owned Real Property Schedule           5.10
     Liens Schedule                         5.10
     Leases Schedule                        5.10
     Condition of Property Schedule         5.10
     Contracts Schedule                     5.11
     Proprietary Rights Schedule            5.12
     Product Warranty Schedule              5.13
     Licenses Schedule                      5.14
     Litigation Schedule                    5.15
     Compliance Schedule                    5.16
     Environmental Schedule                 5.17
     Employee Benefits Schedule             5.19
     Insurance Schedule                     5.20
     Tax Schedule                           5.21
     Customers Schedule                     5.22
     Suppliers Schedule                     5.23
     Affiliated Transactions Schedule       5.25
     Allocation Schedule                    7.04
     Employee Schedule                      7.14

                               LIST OF EXHIBITS
                               ----------------

     Exhibit A    -  Officer's Certificate of Seller
     Exhibit B    -  Consulting and Noncompetition Agreement
     Exhibit C    -  Opinion of Seller's Counsel
     Exhibit D    -  Escrow Agreement
     Exhibit E    -  Access License Agreement
     Exhibit F    -  Payment Authorization Letter